Exhibit 10.1

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 13th day of February 2024, by and between enGene Holdings Inc., a corporation existing under the laws of the Province of British Columbia (the “Company”), and the undersigned (“Subscriber” or “you”). The Company and Subscriber are collectively referred to herein as the “Parties,” and each, a “Party.”

WHEREAS, on the terms and subject to the conditions set forth in this Subscription Agreement, Subscriber desires to subscribe for and purchase from the Company, and the Company desires to issue and sell to Subscriber, the number of common shares of the Company (the “Common Shares”) set forth on the signature page hereto (the “Subscribed Shares”), at a purchase price of $10.00 per Subscribed Share (the “Per Subscribed Share Price”), and for the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”);

WHEREAS, certain other investors have, severally and not jointly, entered into separate subscription agreements with the Company (each, an “Other Subscriber”), pursuant to which such Other Subscribers have agreed to purchase from the Company on the Closing Date (as defined below) Common Shares, at a purchase price per share equal to the Per Subscribed Share Price, (such separate subscription agreements being hereinafter referred to, collectively, as the “Other Subscription Agreements”); and

WHEREAS, the Company and Subscriber are executing and delivering this Subscription Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, the payment of the Purchase Price by Subscriber, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, at the Closing, Subscriber hereby agrees, to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance, the “Subscription”). In the event the Closing does not occur within five Business Days after the expected Closing Date, unless otherwise agreed by the Company and Subscriber, the Company shall promptly (but not later than one Business Day thereafter) return the previously wired Subscriber’s Purchase Price to Subscriber by wire transfer of United States dollars in immediately available funds to the account specified by Subscriber, and any book entries for the Subscribed Shares shall be deemed cancelled.

2. Representations, Warranties and Agreements.

2.1. Subscriber’s Representations, Warranties and Agreements. To induce the issuance of the Subscribed Shares, Subscriber hereby represents and warrants to the Company and the Placement Agents and acknowledges and agrees with the Company and the Placement Agents, as of the date hereof and as of the Closing Date, as follows:

2.1.1. Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2. This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Company, this Subscription Agreement is the valid and binding obligation of Subscriber, and is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3. The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries, (ii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber that would reasonably be expected to have a material adverse effect on the legal authority and ability of Subscriber to enter into and timely perform its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”) or (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a Subscriber Material Adverse Effect.

2.1.4. Subscriber (i) (a) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) (1), (2), (3), (7), (8), (9), (12) or (13) of Regulation D under the Securities Act), (b) is not an entity formed for the specific purpose of acquiring the Subscribed Shares, unless such newly formed entity is an entity in which all of the investors are institutional accredited investors, and under the Securities Act, (c) is an “institutional account” (as defined in Rule 4512(c) of the Financial Industry Regulatory Authority (“FINRA”)), (d) is not a “retail customer” (as defined in Regulation Best Interest promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and (e) is a sophisticated institutional investor, experienced in investing in transactions of the type contemplated by this Subscription Agreement and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its participation in the Subscription, in each case, satisfying the applicable requirements set forth on Schedule I, (ii) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Shares, (iii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or an institutional accredited investor, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, for investment purposes only and not with a view to any distribution of the Subscribed Shares in any manner that would violate the securities laws of the United States or any other applicable jurisdiction and (iv) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any securities laws of the United States or any other jurisdiction (and shall provide the requested information on Schedule I following the signature page hereto). Subscriber understands that the offering of the Subscribed Shares meets (i) the exemptions from filing under clause (A) and either clause (C) or clause (J) of FINRA Rule 5123(b)(1) and (ii) the institutional customer exemption under FINRA Rule 2111(b). Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares, including those set forth in the investor presentation provided or made available by the Company (as amended and supplemented through the date hereof) and in the SEC Documents (as defined below). Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

2.1.5. If Subscriber is a resident of or incorporated under or otherwise subject to the securities laws of Canada or any province or territory of Canada (a “Canadian Person”), then, in addition to, and not in lieu of, Subscriber’s representations and warranties pursuant to Section 2.1.4, Subscriber represents and warrants that Subscriber (i) is purchasing the Subscribed Shares as principal for its own account, or is deemed to be purchasing the Subscribed Shares as principal for its own account in accordance with applicable Canadian Securities Laws; and (ii) is an “accredited investor” as defined in National Instrument 45-106 - Prospectus Exemptions (“NI 45-106”) and the Securities Act (Ontario) and the subscriber has properly completed the Accredited Investor Certificate attached hereto as Schedule II indicating the Subscriber is an accredited investor as so defined.

2.1.6. Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act or the securities laws of any other jurisdiction. Subscriber understands that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that the Subscribed Shares (a) will be “restricted securities” within the meaning of Rule 144 under the Securities Act (“Rule 144”) and accordingly are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws pursuant to registration or exemption therefrom and (b) shall be subject to a legend to such effect (provided that such legends will be eligible for removal upon compliance with the relevant resale provisions of Rule 144 and as set forth in Section 7 of this Subscription Agreement). Subscriber acknowledges that the Subscribed Shares will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 until October 31, 2024 and that the provisions of Rule 144(i) will generally apply to the Subscribed Shares. Subscriber understands and agrees that the Subscribed Shares will be subject to the foregoing restrictions and, as a result, Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber understands that it has been advised to consult independent legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares. Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that the Subscribed Shares are a suitable investment for Subscriber, notwithstanding the substantial risks inherent in investing in or holding the Subscribed Shares, and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment. Subscriber acknowledges specifically that a possibility of total loss exists.

2.1.7. If Subscriber is a Canadian Person, the Subscriber acknowledges that, notwithstanding anything herein to the contrary, including Section 2.1.6, the Subscribed Shares will be subject to resale restrictions under Canadian Securities Laws (in addition to resale restrictions under United States securities laws) and that the Subscribed Shares will have attached to them, whether through electronic deposit, an ownership statement issued under a direct registration statement system or other electronic book-entry system, or on certificates that may be issued, as applicable, a legend (in addition to any other legends applicable to the Subscribed Shares) setting out the resale restrictions under applicable securities legislation substantially in the following form and with the information completed, as applicable:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE.]”

2.1.8. Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof such Subscriber has not, and during the period beginning as of the date hereof until the Closing Date or the earlier termination of this Subscription Agreement such Subscriber will not have, entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Company.

2.1.9. If Subscriber is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an employee benefit plan (such as a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA) or a non-U.S. plan (as described in Section 4(b)(4) of ERISA)) that is subject to any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”) or (iv) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in (i), (ii) and (iii) above (each of the foregoing described in (i), (ii) (iii) and (iv) above, a “Plan”), Subscriber represents and warrants that its acquisition and holding of the Subscribed Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Laws.

2.1.10. If Subscriber is or is acting on behalf of a Plan, Subscriber represents and warrants that none of the Company or any of its affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares.

2.1.11. In making its decision to purchase the Subscribed Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the representations, warranties and covenants of the Company contained in this Subscription Agreement. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by anyone (including Leerink Partners LLC, Guggenheim Securities, LLC and Wells Fargo Securities, LLC (collectively, in their capacity as placement agents, the “Placement Agents”)), other than the Company and its representatives concerning the Company or the Subscribed Shares or the offer and sale of the Subscribed Shares. Subscriber acknowledges and agrees that Subscriber has received access to and has had an adequate opportunity to review such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, received, reviewed and understood the offering materials made available to them in connection with the Subscription, have had the full opportunity to ask such questions, including on the financial information, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Subscriber represents and warrants it is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Subscription, the Subscribed Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Subscriber further acknowledges that Subscriber has not relied upon the Placement Agents in connection with Subscriber’s due diligence review of the offering of the Subscribed Shares and of the Company.

2.1.12. Subscriber acknowledges and agrees that (i) it has been informed that each of the Placement Agents is acting solely as placement agent in connection with the Subscription and is not acting as an underwriter or in any other capacity in connection with the Subscription and is not and shall not be construed as a fiduciary for Subscriber, the Company or any other person or entity in connection with the Subscription, (ii) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the Subscription to Subscriber and such advice or recommendation is not necessary or desired, (iii) the Placement Agents will have no responsibility to Subscriber with respect to any representations, warranties or agreements made by any person or entity under or in connection with the Subscription or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or the business, condition (financial and otherwise), management, operations, properties or prospects of, or any other matter concerning, the Company or the Subscription, (iv) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of the Placement Agents or their respective affiliates, shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, the Company or any other person or entity) to the maximum extent permitted by applicable law, whether in contract, tort or otherwise, to Subscriber, the Company or any other person or entity or to any person claiming through each of them, in respect of the Subscription, and (v) the Placement Agents and their respective affiliates and any control persons, officers, directors, employees, partners, agents or representatives of the Placement Agents and their respective affiliates have made no independent investigation with respect to the Company, the Subscribed Shares or the Subscription or the accuracy, completeness or adequacy of any information supplied to the Placement Agents by the Company. The Company is solely responsible for paying any fees or other commission owed to the Placement Agents in connection with the Subscription.

2.1.13. Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber or one of its representatives, on the one hand, and the Company, one of its representatives or the Placement Agents (collectively, the “Issuer Parties”) on behalf of the Company, as the case may be, on the other hand, as a result of a pre-existing relationship between Subscriber and one or more of the Issuer Parties. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any general solicitation or general advertising, and none of the Company, the Placement Agents or their respective representatives or any person acting on behalf of any of them acted as investment advisor, broker or dealer to Subscriber. Subscriber acknowledges that the Company represents and warrants that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

2.1.14. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of an investment in the Subscribed Shares and the foregoing authorities have not confirmed the accuracy or determined the adequacy of any representation (and any representation to the contrary is a criminal offense).

2.1.15. Subscriber represents and warrants that none of Subscriber or any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function on its behalf is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC or any similar list of sanctioned persons administered by the United Nations Security Council, the European Union, Canada, His Majesty’s Treasury (“HMT”), any individual European Union member state or the United Kingdom or any other relevant sanctions authority (collectively, “Sanctions Lists”) or a person or entity designated by any OFAC sanctions program, directly or indirectly 50% or more owned or otherwise controlled by, or acting on behalf of, one or more persons on a Sanctions List, (ii) organized, incorporated, established, located or resident in, a country or territory that is the target of country-wide or territory-wide economic or trade sanctions (currently Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, and non-government controlled areas of the Kherson and Zaporizhia region of Ukraine), or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The representations, warranties and undertakings in this Section 2.1.15 will not apply to any party hereto to which Council Regulation (EC) No. 2271/96, as amended (the “Blocking Regulation”) applies, if and to the extent that such representation, warranty or undertaking is or would be invalid or unenforceable by reason of breach of any provision of the Blocking Regulation (or any law or regulation implementing such Blocking Regulation or any similar measure in any member state of the European Union or the United Kingdom). If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with sanctions programs administered by OFAC, the United Nations Security Council, the European Union, Canada, HMT, any European Union member state and the United Kingdom, including for the screening of its investors against the Sanctions Lists and the OFAC sanctions programs. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived.

2.1.16. Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by Subscriber with the United States Securities and Exchange Commission (the “Commission”) with respect to the beneficial ownership of the Company’s securities, Subscriber is not currently (and at all times through the Closing Date will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) that represent in excess of 5% of the outstanding Common Shares or of the outstanding voting power of the Company.

2.1.17. Subscriber will have sufficient immediately available funds to pay the Purchase Price pursuant to Section 3.4.1 and will be able to consummate the subscription of the Subscribed Shares.

2.1.18. No broker, finder or other financial consultant has acted on behalf of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Company.

2.1.19. Subscriber agrees that, from the date of this Subscription Agreement until the Disclosure Time (as defined in Section 6.19 below) or the earlier termination of this Subscription Agreement, none of Subscriber, its controlled affiliates, or any person or entity acting on behalf of Subscriber or any of its controlled affiliates or pursuant to any understanding with Subscriber or any of its controlled affiliates will engage in any Short Sales with respect to securities of the Company. For the purposes hereof, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), including through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (a) nothing herein shall prohibit any entities under common management or that share an investment advisor with Subscriber (including Subscriber’s controlled affiliates and/or affiliates) that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the transactions contemplated hereby from entering into any Short Sales and (b) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, this Section 2.1.19 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement. For the avoidance of doubt, this Section 2.1.19 shall not apply to (i) any sale (including the exercise of any redemption right) of securities of the Company (A) held by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates prior to the execution of this Subscription Agreement or (B) purchased by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates in an open market transaction after the execution of this Subscription Agreement or (ii) ordinary course, non-speculative hedging transactions. Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future after the Disclosure Time.

2.1.20. The funds being used to purchase the Subscribed Shares which will be paid by Subscriber to the Company in accordance with the terms hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) and Subscriber and the beneficial subscriber, if any, acknowledges that the Company may in the future be required by law to disclose Subscriber’s or beneficial subscriber’s name and other information relating to this Subscription Agreement and Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of its knowledge, none of the subscription funds to be provided by Subscriber or the beneficial subscriber have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada or any other jurisdiction or are being tendered on behalf of a person or entity who has not been identified to Subscriber.

2.1.21. Subscriber acknowledges and agrees that the sale and delivery of the Subscribed Shares is subject to applicable requirements under the securities laws and regulations of the provinces and territories of Canada (“Canadian Securities Laws”) and is conditional upon such sale being exempt from the prospectus requirements of Canadian Securities Laws and that the Subscribed Shares have not been qualified under a prospectus under Canadian Securities Laws. Subscriber acknowledges that the Company, as of the date hereof, is a “reporting issuer” in the province of Québec, that the Subscribed Shares may be subject to statutory resale restrictions under Canadian Securities Laws, which resale restrictions may apply outside of Canada, and Subscriber covenants that it will not resell the Subscribed Shares except in compliance with such laws, if applicable.

2.1.22. If Subscriber is a Canadian Person, Subscriber is eligible to purchase the Subscribed Shares pursuant to an exemption from the prospectus requirements of Canadian Securities Laws.

2.1.23. If Subscriber is a Canadian Person, Subscriber (i) acknowledges that the Company will have to file a report of exempt distribution on Form 45-106F1 (“ROED”) with certain Canadian regulatory authorities with respect to distributions to Canadian Persons; and (ii) acknowledges and agrees that the Company will deliver certain personal information pertaining to Subscriber to certain Canadian regulatory authorities of the Subscriber’s local jurisdiction in connection with the preparation and filing of the ROED.

2.2. Company’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Subscribed Shares, the Company hereby represents and warrants to the Placement Agents and Subscriber and agrees with the Placement Agents and Subscriber, as of the date hereof and as of the Closing Date, as follows:

2.2.1. The Company is validly existing and in good standing under the laws of the Province of British Columbia, and has all requisite power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement and the Other Subscription Agreements (collectively, the “Transaction Documents”). The Subscribed Shares have been duly authorized and, when issued and delivered to Subscriber against full payment for the Subscribed Shares, will be validly issued, fully paid and non-assessable. The issuance and delivery of the Subscribed Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any other person or entity or any liens, encumbrances or restrictions, other than restrictions on resale under applicable securities laws.

2.2.2. The Transaction Documents to which the Company is a party have been duly authorized, validly executed and delivered by the Company and, assuming that the Transaction Documents to which the Company is a party constitute valid and binding obligations of the other parties thereto, are valid and binding obligations of the Company, and are enforceable against the Company in accordance with their terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.2.3. Assuming the accuracy of Subscriber’s representations and warranties in Section 2.1 hereof, the execution, delivery and performance of the Transaction Documents to which the Company is a party (including compliance by the Company with all of the provisions hereof), the issuance and sale of the Subscribed Shares and the consummation of the other transactions contemplated herein, do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a Company Material Adverse Effect (as defined below), (ii) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of its properties that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, “Company Material Adverse Effect” shall mean any change, event, development, condition, occurrence or effect that, individually or in the aggregate, (x) has or would reasonably be expected to result in a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (y) materially and adversely affects the ability of the Company to timely perform its obligations under the Transaction Documents to which it is a party, provided, however, that none of the following will be deemed in themselves, either alone or in combination, to constitute, and that none of the following will be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (a) any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States, Canada, or any other geographic region in which the Company conducts business, (b) general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, (c) any change that generally affects industries in which the Company conducts business; (d) changes in laws after the date hereof; (e) changes in U.S. generally accepted accounting principles (“GAAP”) after the date of this Subscription Agreement; or (f) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions.

2.2.4. Neither the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security of the Company nor solicited any offers to buy any security under circumstances that would adversely affect reliance by the Company on an exemption from the prospectus or registration requirements of Canadian Securities Laws or Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration or qualification of the issuance of the Subscribed Shares under the Securities Act or a prospectus under Canadian Securities Laws.

2.2.5. Except for the Placement Agents, no broker or finder is entitled to any brokerage or finder’s fee or commission from the Company solely in connection with the sale of the Subscribed Shares to Subscriber.

2.2.6. Neither the Company, nor any person acting on its behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Subscribed Shares and neither the Company, nor any person acting on its behalf has offered any of the Subscribed Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, any state securities laws or any Canadian Securities Laws.

2.2.7. Concurrently with the execution and delivery of this Subscription Agreement, the Company is entering into the Other Subscription Agreements containing substantially similar terms (including the Per Subscribed Share Price terms) as this Subscription Agreement, providing for the sale of an aggregate of 20,000,000 Common Shares, for an aggregate purchase price of $200,000,000 (including the Subscribed Shares purchased and sold under this Subscription Agreement). No Other Subscription Agreement, side letter or similar agreement with a similarly situated Other Subscriber contains terms (including per Common Share purchase price terms) that are materially more advantageous to such similarly situated Other Subscriber thereunder than the terms of this Subscription Agreement (other than terms particular to the regulatory requirements of such Other Subscriber or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Common Shares). The Other Subscription Agreements have not been amended in any material respect following the date of this Subscription Agreement to include terms that are materially more advantageous to any similarly situated Other Subscriber thereunder than the terms of this Subscription Agreement (other than terms particular to the regulatory requirements of such Other Subscriber or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Common Shares).

2.2.8. As of the date of this Subscription Agreement, the authorized capital of the Company consists of an unlimited number of Common Shares. As set forth in the SEC Documents as of the date set forth therein, all issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid, non-assessable and are not subject to preemptive or similar rights. Except as disclosed in the SEC Documents, there are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered, and not fully waived by the holder of such securities or instruments pursuant to a written agreement or consent, by the issuance of (i) the Subscribed Shares or (ii) the securities to be issued pursuant to any Other Subscription Agreement. The Company has not put in place, and has not implemented, any “poison pill” plan.

2.2.9. There are no pending or, to the Knowledge of the Company, threatened, suits, claims, actions, or proceedings, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There is no unsatisfied judgment, any open injunction, or any decree, ruling or order of any governmental authority or arbitrator outstanding against or binding upon the Company, which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, “Knowledge of the Company” shall mean the actual knowledge of any of Jason Hanson, Ryan Daws, Alexander Nichols, Richard Bryce, Anthony Cheung, and James Sullivan after reasonable inquiry.

2.2.10. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings with the Commission, (ii) filings required by applicable state or federal securities laws, (iii)

filings required in accordance with Section 4, (iv) filings required by applicable Canadian Securities Laws, including the ROED, (v) those required by The Nasdaq Stock Market LLC (“Nasdaq”) or other national securities exchange registered under the Exchange Act (an “Exchange”), as applicable, and (vi) filings, the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

2.2.11. The Company is not (i) a person or entity named on any Sanctions List, (ii) directly or indirectly 50% or more owned or otherwise controlled by, or acting on behalf of, one or more persons on a Sanctions List, (iii) organized, incorporated, established or located in a country or territory that is the target of country-wide or territory-wide economic or trade sanctions (currently Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, and non-government controlled areas of the Kherson and Zaporizhia region of Ukraine) or (iv) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The representations, warranties and undertakings in this Section 2.2.11 will not apply to any party hereto to which the Blocking Regulation applies, if and to the extent that such representation, warranty or undertaking is or would be invalid or unenforceable by reason of breach of any provision of the Blocking Regulation (or any law or regulation implementing such Blocking Regulation or any similar measure in any member state of the European Union or the United Kingdom). If the Company is a financial institution subject to the BSA/PATRIOT Act, the Company represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Company also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with sanctions programs administered by OFAC, the United Nations Security Council, the European Union, Canada, HMT, any European Union member state and the United Kingdom, including for the screening of its investors against the Sanctions List and the OFAC sanctions programs. The Company further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Company were legally derived.

2.2.12. The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, the Company is a party or by which the Company’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

2.2.13. The Company is in compliance with all applicable laws, except where such non-compliance would not be reasonably likely to have a Company Material Adverse Effect. The Company has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

2.2.14. The Company is subject to the reporting requirements of the Exchange Act, and has filed or furnished or will file or furnish in a timely manner all reports, schedules, forms, statements and other documents that the Company was or is required to file with the Commission under either the Securities Act or the Exchange Act, on or after October 31, 2023 (the foregoing documents (together with any documents filed by the Company under the Securities Act or Exchange Act, whether or not required), and in each case including all exhibits and schedules thereto and documents incorporated by reference therein and including all registration statements and prospectuses filed with the Commission, but excluding any information for which the Company has received confidential treatment from the Commission, being collectively referred to herein as the “SEC Documents”). In addition, the Company is subject to the reporting requirements under Canadian Securities Laws, and has filed or furnished or will file or furnish in a timely manner all reports, schedules, forms, statements and other documents that the Company was or is required to file under Canadian Securities Laws, since November 1, 2023 (the foregoing documents (together with any documents filed by the Company under Canadian Securities Laws, whether or not required), and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, but excluding any information for which the Company has received confidential treatment under Canadian Securities Laws, being collectively referred to herein as the “SEDAR+ Documents”). As of their respective filing or furnishing dates (or, if amended prior to the date of this Agreement, when amended), all SEC Documents and SEDAR+ Documents (including any audited or unaudited financial statements and any notes thereto or schedules included therein) complied in all material respects with the requirements of Canadian Securities Laws, the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission and the Canadian securities regulators, as the case may be, promulgated thereunder. None of the SEC Documents or SEDAR+ Documents as of their respective filing or furnishing dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the notes thereto) of the Company set forth in the SEC Documents and the SEDAR+ Documents (the “Financial Statements”) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto as well as with Canadian Securities Laws. The Financial Statements have been prepared in accordance with GAAP consistently applied during the periods involved and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial recurring adjustments). The accountants who certified the Financial Statements are independent public accountants as required by Canadian Securities Laws as well as the Securities Act and the Exchange Act and the regulations thereunder and the Public Company Accounting Oversight Board.

2.2.15. As of the date hereof, the issued and outstanding Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on Nasdaq under the symbol “ENGN”. The Company is a reporting issuer under Canadian Securities Laws in the Province of Quebec; and the Company is not included in a list of defaulting reporting issuers maintained by the Autorité des Marchés Financiers. There is no suit, action, proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company by Nasdaq or the Commission with respect to any intention by such entity to deregister the Common Shares or prohibit or terminate the listing of the Common Shares on Nasdaq. The Company has taken no action that is designed to terminate the registration of the Common Shares under the Exchange Act or the listing of the Common Shares on Nasdaq.

2.2.16. To the Knowledge of the Company, the Company and its subsidiaries own, possess, license or have rights to use, on terms that the Company believes to be reasonable, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses, trade secrets, know-how and other similar rights that are necessary or material for use in connection with the businesses of the Company and its subsidiaries as described in the SEC Documents (collectively, the “Intellectual Property Rights”). Neither the Company nor any of its subsidiaries has received a written notice that the Intellectual Property Rights used by the Company or any subsidiary violates or infringes upon the rights of any person or entity. To the Knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another person or entity of any of the Intellectual Property Rights. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy and confidentiality of the Intellectual Property Rights (excluding any patents or patent applications that have or will become public), except where the failure to do so would not, individually or in the aggregate, have a Company Material Adverse Effect. To the Knowledge of the Company, all material licenses or other material agreements under which the Company is granted rights to intellectual property, if any, are in full force and effect and there is no material default by any other party thereto. The Company has no reason to believe that the licensors under such licenses and other agreements, if any, do not have and did not have all requisite power and authority to grant the rights to the intellectual property purported to be granted thereby.

2.2.17. The Company and its subsidiaries have good and marketable title to all the properties and assets described as owned by them in the latest Financial Statements set forth in the SEC Documents, free and clear of all liens, mortgages, pledges or encumbrances of any kind except (a) those, if any, reflected in such Financial Statements, (b) those described in the SEC Documents, or (c) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or any subsidiary. The Company and its subsidiaries hold their respective leased properties under valid and binding leases, except as would not have a Company Material Adverse Effect. The Company and its subsidiaries own or lease all such properties as are materially necessary to conduct their respective operations as now conducted in all material respects.

2.2.18. The Company and its subsidiaries are in compliance with all applicable laws of the jurisdictions in which they are conducting their business, including all applicable local, state and federal environmental laws (including laws relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances), and all applicable laws enforced by the United States Food and Drug Administration (the “FDA”) (including the Federal Food, Drug And Cosmetic Act, as amended, and the regulations promulgated thereunder) or any applicable laws enforced by equivalent governmental body outside the United States, except where failures to be so in compliance, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Any preclinical tests and studies or clinical trials conducted by, on behalf of, or sponsored by the Company or any of its subsidiaries that are described in, or the results of which are referred to in, the SEC Documents (“Studies”), were and, if still pending, are being conducted in all material respects in accordance with all applicable laws and regulations and protocols governing the conduct of such Studies, the protocols, procedures and controls submitted to the FDA or any foreign governmental body exercising comparable authority (together with the FDA, the “Regulatory Authorities”), and any conditions of approval and policies imposed by any institutional review board, ethics review board or committee responsible for the oversight of such preclinical tests and studies and clinical trials. The descriptions of the Studies contained in the SEC Documents are accurate in all material respects; to the Knowledge of the Company, there are no other preclinical studies and clinical trials, the results of which are inconsistent with or would call into question the results described in the SEC Documents in any material respect; and neither the Company nor any of its subsidiaries has received any written notice or correspondence from the FDA or any other Regulatory Authority or institutional review board exercising comparable authority requiring or threatening the termination, suspension, or clinical hold of Studies, where such termination, suspension or clinical hold would reasonably be expected to have a Company Material Adverse Effect, and to the Knowledge of the Company, there are no reasonable grounds for the same.

2.2.19. The Company and its subsidiaries have filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect) and have timely paid or accrued all taxes shown as due thereon, including interest and penalties (except where the failure to pay would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect), and, to the Knowledge of the Company, there is no tax deficiency that has been or might be asserted or threatened against it or them that could have a Company Material Adverse Effect. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company. There are no liens for material taxes upon the assets of the Company or any of its subsidiaries other than for current taxes not yet due and payable or for taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP has been made in the Company’s most recent financial statements included in the SEC Documents.

2.2.20. The Company is not, and immediately after receipt of payment for the Subscribed Shares will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

2.2.21. The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for the businesses of the Company and its subsidiaries, including directors’ and officers’ liability insurance and insurance covering all real and personal property owned or leased by the Company or any of its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against and against such risks which the Company believes it is prudent to insure against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.

2.2.22. The Company and its subsidiaries have all franchises, licenses, permits, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of their respective businesses as currently conducted, including, without limitation, all such certificates, approvals, authorizations, exemptions, licenses and permits required by the FDA or any other comparable governmental bodies, including other Regulatory Authorities (collectively, “Permits”), except where the failure to possess such Permits would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice requiring or threatening any revocation or modification of any such Permits, where such revocation or modification would reasonably be expected to have a Company Material Adverse Effect.

2.2.23. Except as otherwise set forth in the SEC Documents, (i) the Company maintains internal control over financial reporting (as such term is defined in paragraph (f) of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act; (ii) to the Knowledge of the Company, since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which are reasonably likely to adversely affect the

Company’s ability to record, process, summarize and report financial information; and (iii) the Company’s “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Commission, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

2.2.24. The Company understands and confirms that Subscriber will rely on the representations, warranties and covenants of the Company set forth in this Subscription Agreement in effecting the transactions contemplated by this Subscription Agreement.

2.2.25. Except if and to the extent otherwise provided in this Subscription Agreement, it is understood and acknowledged by the Company that Subscriber has not been asked by the Company to agree, nor has Subscriber agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Subscribed Shares for any specified term.

3. Closing; Closing Conditions; Closing Deliveries.

3.1. Closing. The consummation of the Subscription contemplated hereby (the “Closing”) shall take place via an electronic exchange of documents on the third (3rd) Business Day promptly following the satisfaction of the conditions set forth below in this Section 3 (the date of the Closing, the “Closing Date”), or at such other time and place as determined by the Company and Subscriber. For purposes of this Subscription Agreement, “Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York and Toronto, Ontario are open for the general transaction of business.

3.2. Conditions to Closing of the Company. The Company’s obligation to sell and issue the Subscribed Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the Company, on or prior to the Closing Date, of each of the following conditions:

3.2.1. Representations and Warranties Correct. The representations and warranties made by Subscriber in Section 2.1 hereof shall be true and correct in all material respects when made (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true in all respects) with the same force and effect as if they had been made on and as of said date.

3.2.2. Compliance with Covenants. Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the Closing.

3.2.3. Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting the consummation of the transactions contemplated by this Subscription Agreement and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.

3.2.4. Regulatory Approvals. The Company shall have obtained all required regulatory approvals (including those that may be required under the securities laws of the United States and Canadian Securities Laws) to permit the completion of the transactions contemplated hereby.

3.2.5. No Registration or Prospectus Requirements. The offer, issue, sale and delivery of the Subscribed Shares shall be exempt from any applicable requirements to file a registration statement or prospectus or deliver an offering memorandum (as defined in applicable securities laws, including securities laws of the United States or Canadian Securities Laws) or any similar document under applicable securities laws, including securities laws of the United States or Canadian Securities Laws, or the Company shall have received such orders, consents or approvals as may be required to permit such sale without the requirement of filing a registration statement or prospectus or delivering an offering memorandum or any similar document.

3.3. Conditions to Closing of Subscriber. Subscriber’s obligation to purchase the Subscribed Shares at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Subscriber, on or prior to the Closing Date, of each of the following conditions:

3.3.1. Representations and Warranties Correct. The representations and warranties made by the Company in Section 2.2 hereof shall be true and correct in all material respects when made (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) with the same force and effect as if they had been made on and as of said date.

3.3.2. Compliance with Covenants. The Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Company to consummate the Closing.

3.3.3. Other Subscription Agreements. There shall have been no amendment, waiver or modification to the Other Subscription Agreements that materially benefits any such Other Subscriber thereunder (other than terms particular to the legal or regulatory requirements of such Other Subscriber or its affiliates or related persons) unless Subscriber has been offered substantially the same benefits.

3.3.4. Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting consummation of the transactions contemplated by this Subscription Agreement and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.

3.3.5. Listing. No suspension of the qualification of the Common Shares for offering or sale or trading in any jurisdiction, and no suspension or removal from listing of the Common Shares on Nasdaq or other Exchange, as applicable, and no initiation or threatening of any proceedings for any of such purposes or delisting, shall have occurred. The Company shall have filed with Nasdaq or other Exchange, as applicable, a Listing of Additional Shares notification form for the listing of the Subscribed Shares. No objection shall have been raised by Nasdaq or other Exchange, as applicable, with respect to the consummation of the transactions contemplated by this Subscription Agreement.

3.3.6. MAE. There shall not have been any Company Material Adverse Effect since the date hereof.

3.4. Closing Deliveries.

3.4.1. Payment of the Purchase Price at Closing. At the Closing, Subscriber shall deliver, or cause to be delivered, to the Company, an amount equal to the Purchase Price by wire transfer of immediately available funds to the Company’s account pursuant to wire instructions set forth in Schedule III.

3.4.2. Issuance of the Subscribed Shares at the Closing. At the Closing, the Company shall issue, or cause the Company’s transfer agent to issue, to Subscriber in global form through a book-entry account maintained by the Company’s transfer agent the number of Subscribed Shares purchased by Subscriber, as set forth on the signature page hereto, at the Closing against payment by Subscriber of the Purchase Price.

3.4.3. Corporate Secretary’s Certificate. At the Closing, Subscriber shall have received a certificate signed by the Corporate Secretary of the Company, in form and substance reasonably satisfactory to Subscriber, (i) certifying the resolutions of the Board of Directors of the Company or a duly authorized committee thereof approving this Subscription Agreement and all of the transactions contemplated hereunder and (ii) certifying the current versions of the Company’s Articles and Notice of Articles.

3.4.4. Compliance Certificate. At the Closing, Subscriber shall have received a certificate, in form and substance reasonably satisfactory to Subscriber, signed by the Chief Executive Officer of the Company certifying to the fulfillment of the conditions set forth in Section 3.3.

3.4.5. Opinion of Counsel. At the Closing, the Placement Agents and Subscriber shall have received an opinion of Morgan, Lewis & Bockius LLP, U.S. counsel for the Company, and an opinion of Blake, Cassels & Graydon LLP, Canadian counsel for the Company, in each case, in form reasonably satisfactory to the Placement Agents and Subscriber.

4. Registration Statement.

4.1. The Parties agree that:

4.1.1. Subject to, and upon, the terms and conditions of this Section 4 (including, without limitation, Section 4.1.2 and Section 4.1.3), the Company agrees that, as soon as practicable, but in no event later than twenty (20) Business Days after the Closing Date (the date on which the Registration Statement (as defined in Section 4.1.3 below) is filed, the “Filing Date”), it shall use its commercially reasonable efforts to file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of (i) the Subscribed Shares and/or any other equity security (of the Company, any successor entity or otherwise) issued or issuable with respect to the Subscribed Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise (the “Registrable Securities”) and (ii) Common Shares purchased or that may be purchased by Other Subscribers pursuant to the Other Subscription Agreements (the “Other Subscribers’ Registrable Securities”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (1) the 60th calendar day (or 90th calendar day if the Staff of the Commission notifies the Company that it will “review” or provide comments to the Registration Statement) following the Closing Date and (2) if the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comment, the fifth (5th) Business Day following the date on which the Company is so notified (the date on which the Registration Statement is declared effective, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing a completed and executed selling shareholders questionnaire in customary form to the Company that contains the information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Registrable Securities that is required by Commission rules to be included in the Registration Statement to effect the registration under the Securities Act of the Registrable Securities for resale by the Subscriber, and Subscriber shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, as permitted hereunder; provided, that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction (other than as may be provided pursuant to this Section 4) on the ability to transfer the Registrable Securities pursuant to the Registration Statement, and unless otherwise agreed to in writing by Subscriber prior to the filing of the Registration Statement, Subscriber shall not be identified as a statutory underwriter in the Registration Statement; provided, that if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to use commercially reasonable efforts to file or effect the Registration Statement as set forth above in this Section 4. For purposes of this Section 4, “Subscriber” shall include any person to which the rights under this Section 4 shall have been duly assigned. The Company will use its commercially reasonable efforts to provide a draft of the Registration Statement to Subscriber for review at least two (2) Business Days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall the Company be required to delay or postpone the filing of the Registration Statement as a result of or in connection with the Subscriber’s review. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Common Shares proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of such Common Shares by the applicable shareholders or otherwise, (i) the Registration Statement shall register for resale such number of Common Shares which is equal to the maximum number of Common Shares as is permitted by the Commission to be included in the Registration Statement and (ii) the number of Common Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders; and as promptly as practicable after being permitted to register pursuant to Rule 415 or otherwise under the Securities Act additional Common Shares for the selling shareholders named in the Registration Statement, the Company shall amend the Registration Statement or file a new additional registration statement to register such additional Common Shares not included in the initial Registration Statement and cause such amendment or such new additional registration statement to become effective as promptly as practicable.

4.1.2. Notwithstanding any provision set forth in Section 4.1.1 to the contrary, the Company may elect, in lieu of filing a registration statement pursuant to the first sentence of Section 4.1.1 for purposes of registering under the Securities Act the resale of the Registrable Securities and the Other Subscribers’ Registrable Securities, to register under the Securities Act the resale of the Registrable Securities and the Other Subscribers’ Registrable Securities by filing a pre-effective amendment (the “Existing Registration Statement Amendment”) to the Company’s registration statement on Form S-1 (333-275700) filed by the Company with the Commission on November 22, 2023 (the “Existing Registration Statement”) for purposes of including Subscriber and the Other Subscribers among the selling shareholders named in the Existing Registration Statement and including the Registrable Securities and the Other Subscribers’ Registrable Securities among all of the Common Shares being registered under the Securities Act pursuant to the Existing Registration Statement for resale by the selling shareholders named in the Existing Registration Statement. If the Company elects to file the Existing Registration Statement Amendment pursuant to the foregoing provisions of this Section 4.1.2, then (i) the Company shall use commercially reasonable efforts to file with the Commission (at the Company’s sole cost and expense) the Existing Registration Statement Amendment as soon as practicable, but in no event later than twenty (20) Business Days after the Closing Date, (ii) the term “Filing Date,” as used throughout this Section 4, shall mean the date on which the Existing Registration Statement Amendment is filed by the Company with the Commission pursuant to this Section 4.1.2, (iii) the Company shall use its commercially reasonable efforts to have the Existing Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 60th calendar day (or 90th calendar day if the Staff of the Commission notifies the Company that it will “review” or provide comments to the Existing Registration Statement or the Existing Registration Statement Amendment) following the Closing Date, and (iv) the term “Effectiveness Date,” as used throughout this Section 4, shall mean the date on which the Existing Registration Statement is declared effective by the Commission.

4.1.3. The defined term “Registration Statement” as used throughout this Section 4 shall mean the registration statement that is filed by the Company pursuant to the first sentence of Section 4.1.1 and/or, if the context requires or otherwise allows, any new additional registration statement that is filed by the Company pursuant to the last sentence of Section 4.1.1; provided, however, that if the Company exercises its right under Section 4.1.2 to elect to file the Existing Registration Statement Amendment with the Commission in lieu of filing a new registration statement pursuant to the first sentence of Section 4.1.1, then the defined term “Registration Statement” as used throughout this Section 4 shall mean the Existing Registration Statement and/or, if the context requires or otherwise allows, any new additional registration statement that is filed by the Company pursuant to the last sentence of Section 4.1.1.

4.2. In the case of the registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense the Company shall:

4.2.1. except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) the third anniversary of the effectiveness of the applicable Registration Statement, when Subscriber has sold all of its Registrable Securities pursuant to the applicable Registration Statement or Rule 144 and (ii) the date all Registrable Securities held by the Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable); provided, that for as long as the applicable Registration Statement shall remain effective pursuant to the immediately preceding sentence, the Company will (a) use commercially reasonable efforts to file all reports, and (b) provide all customary and reasonable cooperation, necessary to update or amend the applicable Registration Statement as necessary to include the Registrable Securities;

4.2.2. use commercially reasonable efforts to advise Subscriber within five (5) Business Days:

(a) when a Registration Statement or any post-effective amendment thereto has become effective;

(b) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(c) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(d) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(e) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of such events, provide Subscriber with any material, non-public information regarding the Company or subject Subscriber to any duty of confidentiality;

4.2.3. use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

4.2.4. upon the occurrence of any event contemplated in Section 4.2.2(e), except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

4.2.5. use its commercially reasonable efforts to cause all Subscribed Shares to be listed on each securities exchange or market, if any, on which the Company’s Common Shares are then listed;

4.2.6. use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Registrable Securities and to enable the sale of the Registrable Securities under Rule 144; and

4.2.7. use its commercially reasonable efforts to cause the Company’s transfer agent to remove any restrictive legend, at Subscriber’s request, as provided in Section 7.3 hereof.

4.3. Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of any Registration Statement, and from time to time to require Subscriber not to sell under any Registration Statement or to suspend the effectiveness thereof, (i) as may be necessary in connection with the preparation and filing of a post-effective amendment to such Registration Statement following the filing of the Company’s Annual Report on Form 10-K or 20-F, as applicable, or (ii) if the filing, effectiveness or continued use of such Registration Statement would require the Company to make any public disclosure of material non-public information, which disclosure, in the good faith determination of the board of directors of the Company, after consultation with counsel to the Company, would be required to be made in such Registration Statement in order for the applicable Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, would not be required to be made at such time if such Registration Statement were not being filed, and the Company has a bona fide business purpose for not making such information public (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend any Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than one hundred twenty (120) total calendar days, in each case, during any three hundred sixty (360) day period. Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company and which notice shall not be subject to any duty of confidentiality) of the happening of any Suspension Event during the period that any Registration Statement is effective or if as a result of a Suspension Event any Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that it will immediately discontinue offers and sales of the Registrable Securities under such Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales (which notice shall not contain any material non-public information regarding the Company and which notice shall not be subject to any duty of confidentiality). If so directed by the Company, Subscriber will deliver to the

Company or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (a) to the extent Subscriber is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (b) to copies stored electronically on archival servers as a result of automatic data back-up. Subscriber may deliver written notice (an “Opt-Out Notice”) to the Company requesting that Subscriber not receive notices from the Company otherwise required by this Section 4; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (x) the Company shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (y) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Company in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of the preceding sentence) and the related suspension period remains in effect, the Company will so notify Subscriber, within one (1) Business Day of Subscriber’s notification to the Company, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event promptly following its availability.

4.4. The Parties agree that:

4.4.1. The Company shall, notwithstanding the termination of this Subscription Agreement, indemnify and hold harmless, to the extent permitted by law, Subscriber (to the extent Subscriber is named as a selling shareholder under any Registration Statement), the officers, directors, agents, partners, members, managers, shareholders, affiliates, employees of such Subscriber, each person who controls such Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, partners, members, managers, shareholders, agents, affiliates and employees of each such controlling person from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, any reasonable and documented attorneys’ fees of one law firm and one local counsel in each applicable jurisdiction and expenses incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement (or incorporated by reference therein), prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by the Company of Canadian Securities Laws, the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 4, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information; provided, however, that the indemnification contained in this Section 4.4 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by Subscriber expressly for use in such Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized by the Company or (D) in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 4.3 hereof. The Company shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which the Company is aware.

4.4.2. Subscriber agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless, to the extent permitted by law, the Company and each Placement Agent and each of the Company’s and each Placement Agent’s respective directors, officers, employees and agents and each person who controls the Company and such Placement Agent, as applicable (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) against any and all Losses, as incurred, that arise out of or result from any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading if, and only to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Subscriber specifically for use in preparation of the Registration Statement; provided, however, that the indemnification contained in this Section 4.4 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary herein, in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Registrable Securities giving rise to such indemnification obligation. Subscriber shall notify the Company promptly of the institution, threat, or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which Subscriber is aware.

4.4.3. Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.4.4. The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of the Registrable Securities.

4.4.5. If the indemnification provided under this Section 4.4 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.4 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 4.4 shall be individual, not joint and several, and in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Registrable Securities giving rise to such contribution obligation.

5. Termination. This Subscription Agreement (i) may be terminated upon the mutual written agreement of each of the Parties to this Subscription Agreement, (ii) may be terminated by Subscriber if any of the conditions set forth in Section 3.3 shall have become incapable of fulfillment, and shall not have been waived by Subscriber, or (iii) may be terminated by either Subscriber or the Company at any time after the fifth Business Day after the date of this Agreement if the Closing has not been consummated; provided, however, that no termination of this Subscription Agreement pursuant to any of the foregoing provisions of this Section 5 will affect the right of any Party to sue for any breach by the other Party.

6. Miscellaneous.

6.1. Further Assurances. At the Closing, the Parties shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

6.1.1. Subscriber acknowledges that the Company and the Placement Agents will rely on the acknowledgments, understandings, undertakings, agreements, representations and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company and the Placement Agents if any of the acknowledgments, understandings, undertakings, agreements, representations and warranties made by Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that Subscriber and the Placement Agents will rely on the acknowledgments, understandings, undertakings, agreements, representations and warranties made by the Company contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber and the Placement Agents if any of the acknowledgments, understandings, undertakings, agreements, representations and warranties made by the Company set forth herein are no longer accurate in all material respects (other than those acknowledgments, understandings, agreements, undertakings, representations and warranties qualified by materiality, in which case the Company shall notify Subscriber and the Placement Agents if they are no longer accurate in any respect).

6.1.2. Each of the Company, Subscriber and each of the Placement Agents is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.1.3. The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent within Subscriber’s possession and control or otherwise readily available to Subscriber, provided that the Company agrees to keep confidential any such information provided by Subscriber.

6.1.4. Each of Subscriber and the Company shall pay all of its own respective expenses in connection with this Subscription Agreement and the transactions contemplated herein (it being agreed that all expenses related to any Registration Statement are for the account of the Company to the extent provided in Section 4, and the Company shall be responsible for the fees of its transfer agent and all of DTC’s fees associated with the issuance of the Subscribed Shares).

6.2. Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to the Company, to:

enGene Holdings Inc.

c/o enGene USA, Inc.

200 5th Avenue, 4th Floor

Waltham, MA 02451

United States

Attn: Ryan Daws

Email: rdaws@engene.com

with a required copy (which copy shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, MA 02110-1726

United States

Attention: Julio E. Vega

Email: julio.vega@morganlewis.com

6.3. Entire Agreement. This Subscription Agreement and any amendments hereto constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

6.4. Modifications and Amendments. This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

6.5. Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to Subscriber (including Subscriber’s rights to purchase the Subscribed Shares) may be transferred or assigned without the prior consent of the Company; provided that Subscriber’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as Subscriber, without the prior consent of the Company, provided that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment; provided further that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager as Subscriber.

6.6. Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns, except that the Placement Agents shall be third-party beneficiaries to the representations, warranties, understandings and undertakings made by the Company and Subscriber in this Subscription Agreement and as provided in Section 4.4.1, Section 4.4.2, Section 6.10 and Section 6.15.

6.7. Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

6.8. Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, the “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.2 and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 6.8, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6.9. Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.10. Exculpation of the Placement Agents. Each party hereto agrees, for the express benefit of the Placement Agents, their respective affiliates and representatives, that, in connection with this Subscription Agreement and the transactions contemplated thereby:

6.10.1. Neither the Placement Agents nor any of their respective affiliates or any of their representatives (i) shall be liable for any improper payment made in accordance with the information provided by the Company; (ii) make any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Subscription Agreement or the other Transaction Documents or in connection with any of the transactions contemplated by this Subscription Agreement or the other Transaction Documents, including any offering or marketing materials; or (iii) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon them by this Subscription Agreement or any other Transaction Document or (y) for anything which any of them may do or refrain from doing in connection with this Subscription Agreement or any other Transaction Document, except for such party’s own gross negligence, willful misconduct or bad faith.

6.10.2. The Placement Agents, their respective affiliates and representatives shall be entitled to rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company.

6.11. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.12. Remedies.

6.12.1. The Parties agree that irreparable damage would occur if this Subscription Agreement is not performed or the Closing is not consummated in accordance with its specific terms or is otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 6.8, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the parties hereto to cause the other parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 6.12 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

6.12.2. The Parties acknowledge and agree that this Section 6.12 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

6.13. Survival of Representations and Warranties and Covenants. All representations and warranties made by the parties hereto, and all covenants and other agreements of the parties hereto, in this Subscription Agreement shall survive the Closing.

6.14. Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.15. No Liability. Subscriber agrees that none of the Placement Agents shall be liable to it (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them in good faith in connection with the transactions contemplated by this Subscription Agreement and the purchase and sale of the Subscribed Shares hereunder. On behalf of Subscriber and its affiliates, Subscriber releases the Placement Agents in respect of any Losses related to the transactions contemplated by this Subscription Agreement and the purchase and sale of the Subscribed Shares hereunder. Subscriber agrees not to commence any litigation or bring any claim against any of the Placement Agents in any court or any other forum which relates to, may arise out of, or is in connection with, the transactions contemplated by this Subscription Agreement and the purchase and sale of the Subscribed Shares hereunder. This undertaking is given freely and after obtaining independent legal advice, except for such party’s own gross negligence, willful misconduct or bad faith.

6.16. Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.17. Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

6.18. Mutual Drafting. This Subscription Agreement is the joint product of the Parties and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the Parties and shall not be construed for or against any Party.

6.19. Securities Laws Disclosure; Publicity. The Company shall, by the Disclosure Time, (a) issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents or forms thereof as exhibits thereto, with the Commission. From and after the issuance of such press release and such Form 8-K, the Company represents to Subscriber that it shall have publicly disclosed all material, non-public information delivered to Subscriber (by the Company or any of its subsidiaries, or any of their respective officers, directors, employees, affiliates or agents (including the Placement Agents) in connection with the transactions contemplated by this Agreement). Effective upon the earlier of (i) the issuance of such press release and the filing of such Form 8-K and (ii) the Disclosure Time, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees, affiliates or agents (including the Placement Agents) on the one hand, and Subscriber or any of its officers, directors, agents, employees, investment advisers or affiliates on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that Subscriber shall be relying on the foregoing covenant in effecting transactions in securities of the Company. The Company and Subscriber shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor Subscriber shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of Subscriber, or without the prior consent of Subscriber, with respect to any press release of the Company, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Subscriber, or include the name of Subscriber in any filing with the Commission or any regulatory agency or Nasdaq, without the prior written consent of Subscriber, except (a) as required by federal securities law in connection with any registration statement contemplated by Section 4 hereof and (b) to the extent such disclosure is required by law or Nasdaq regulations, in which case the Company shall provide Subscriber with prior notice of such disclosure permitted under this clause (b) and reasonably cooperate with Subscriber regarding such disclosure. For purposes of this Subscription Agreement, the term “Disclosure Time” means, (i) if this Agreement is signed on a day that is not a trading day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any trading day, 9:01 a.m. (New York City time) on the trading day immediately following the date hereof, unless otherwise instructed as to an earlier time by the Placement Agents, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any trading day, no later than 9:01 a.m. (New York City time) on the date hereof, unless otherwise instructed as to an earlier time by the Placement Agents.

7. Rule 144. From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow Subscriber to sell securities of the Company to the public without registration are available to holders of the Company’s common shares and for so long as Subscriber holds the Subscribed Shares, the Company agrees to:

7.1. make and keep public information available, as those terms are understood and defined in Rule 144; and

7.2. file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

7.3. furnish to Subscriber so long as it owns Subscribed Shares, as promptly as practicable upon request, (x) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, and (y) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

The Company shall, if requested by Subscriber, use commercially reasonable efforts to (i) cause the removal of any restrictive legend related to compliance with the federal securities laws set forth on the Subscribed Shares, (ii) request its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (i) to the effect that removal of such legends in such circumstances may be effected in compliance under the Securities Act, and (iii) issue the Subscribed Shares without any such legend in certificated or book-entry form or by electronic delivery through The Depository Trust Company, at Subscriber’s option, if (a) Subscriber has sold or transferred the Subscribed Shares pursuant to the effective Registration Statement or in compliance with Rule 144, (b) Subscriber intends to sell or transfer Subscribed Shares pursuant to the effective Registration Statement or in compliance with Rule 144 promptly after such request to the Company, (c) the Subscribed Shares are registered for resale pursuant to an effective registration statement or (d) the Subscribed Shares are eligible for resale under Rule 144 or any successor provision without any volume or other limitation. The Company’s obligation to remove legends under this paragraph may be conditioned upon Subscriber providing such undertakings, representations and documentation (including broker representation letters) as are reasonably necessary and customarily required in connection with the removal of restrictive legends related to compliance with the federal securities laws. Subscriber agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Common Shares to the Company (or its successor) upon reasonable request to assist the Company in making the determination described above.

Notwithstanding the foregoing, the Company will not be required to deliver any such opinion, authorization, certificate, or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of securities in violation of applicable law.

8. Equal Treatment of Subscribers. No Other Subscriber has received terms in respect of its purchase of the Common Shares that are more favorable than those of Subscriber. No consideration (including any modification of any Other Subscription Agreement) shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Other Subscription Agreements unless the same consideration is also offered to all of the parties to the Other Subscription Agreements, including this Subscription Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

ENGENE HOLDINGS INC.

By:
Name:
Title:

Signature Page to enGene Holdings Subscription Agreement

Accepted and agreed this 13th day of February 2024.

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

Date: February 13, 2024

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and	(Please print. Please indicate name and
Capacity of person signing above)	Capacity of person signing above)

Name in which securities are to be registered
(if different from the name of Subscriber listed directly above):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State/Province, Zip/Postal Code:	City, State/Province, Zip/Postal Code:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Signature Page to enGene Holdings Subscription Agreement

Aggregate Number of Subscribed Shares subscribed for: _____________________

Aggregate Purchase Price: $____________________

You must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company on Schedule III.

Signature Page to enGene Holdings Subscription Agreement